Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Radyne Corporation:
We consent to the incorporation by reference in the registration statements of Radyne Corporation on Form S-8 (No. 333-23159) filed as of March 12, 1997, Form S-8 (File No. 333-67469) filed as of November 18, 1998 and amended as of May 5, 1999, Form S-8 (File No. 333-90383) filed as of November 5, 1999, Form S-8 (File No. 333-41704) filed as of July 19, 2000, and Form S-8 (File No. 333-89316) filed as of May 29, 2002, of our report dated March 14, 2006, with respect to the consolidated balance sheets of Radyne Corporation and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2005, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which reports appear in the December 31, 2005, annual report on Form 10-K of Radyne Corporation.
/s/ KPMG LLP
Phoenix, Arizona
March 15, 2006

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